UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2015 root9B Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50502	20-0443575
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

4521 Sharon Road, Suite 300 Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 521-8077

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On August 11, 2015 (the “Closing Date”), root9B Technologies, Inc.  (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with the holders of outstanding warrants to purchase shares of the Company’s common stock (the “Holders”), pursuant to which the Company agreed to issue warrants to purchase an aggregate of 7,142,856 shares of the Company’s common stock (the “Replacement Warrants”) in exchange for the cancellation of the Holder’s existing warrants to purchase an aggregate of 7,142,856 shares of the Company’s common stock (the “Prior Warrants”). The Holders consist of (i) River Charitable Remainder Unitrust f/b/o Isaac Blech (the “Trust”), of which Isaac Blech, a current Director of the Company, is the sole trustee; and (ii) Miriam Blech, the wife of Isaac Blech.

The Prior Warrants had an exercise price of $0.77 per share, contained weighted-average anti-dilution price protection and contained an expiration date of March 3, 2016. The Replacement Warrants have an exercise price of $1.20 per share, are not exercisable for a period of eighteen months from the Closing Date and expire on the three year anniversary of the Closing Date. Pursuant to the terms of the Exchange Agreement, the Company has agreed to seek shareholder approval for an increase in the Company’s authorized capital stock within twelve months of the Closing Date. In the event the Company fails to obtain approval of the proposal relating to such increase in the Company’s authorized capital stock the Company has agreed to resubmit such proposal to its stockholders within three (3) months after the result of the prior meeting is rendered.

The description of the Exchange Agreement, the Prior Warrants and the Replacement Warrants described in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the form of Exchange Agreement, Prior Warrants and Replacement Warrants filed as Exhibits 10.1, 4.1  and 4.2 respectively to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Investors in the Offering were “accredited investors” as defined in Rule 501 of Regulation D promulgated under Securities Act of 1933, as amended (the “Securities Act”). The Offering was made in reliance on the exemption from registration afforded under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
10.1	Exchange Agreement dated August 11, 2015.
4.1	Form of Prior Warrant (incorporated by reference to Exhibit 4.2 to current report on Form 8-K of the registrant filed with the Commission on March 7, 2011).
4.2	Form of Replacement Warrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROOT9B TECHNOLOGIES, INC
/s/ Joseph J. Grano
Dated: August 12, 2015	By:	Joseph J. Grano
Chief Executive Officer